Exhibit 10

PARKER-HANNIFIN CORPORATION

SUMMARY OF THE COMPENSATION OF THE NON-EMPLOYEE MEMBERS

OF THE BOARD OF DIRECTORS

Adopted August 11, 2004, effective October 1, 2004

Annual retainer for Audit Committee Chair:	$82,500
Annual retainer for Committee Chairs (other than the Audit Committee Chair):	$72,500
Annual retainer for Non-Chair Committee members:	$67,500

Meeting fees of $1,500 for attending any Board or Committee meeting during any fiscal year in excess of the number of regularly scheduled Board or Committee meetings, plus two.

Annual stock option grant